UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 16, 1999

                           CAROLINA FIRST CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




   South Carolina                 0-15083                 57-0824914
--------------------           ------------          ----------------------
(State of other juris-         (Commission               (IRS Employer
diction of incorporation)      File Number)          Identification Number)


   102 South Main Street, Greenville, South Carolina      29601
-------------------------------------------------------------------
 (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (864) 255-7900




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ITEM 5.  OTHER EVENTS
         ------------

         Carolina First Corporation announces its financial results for the first month of combined operations after its merger with Citrus Bank. As previously reported, the merger was consummated on July 1, 1999 and was accounted for as a pooling-of-interests. Accordingly, financial information for all prior periods has been restated to combine the accounts of Citrus Bank with those of Carolina First Corporation. In the opinion of management, the following unaudited financial information for the one month ended July 31, 1999 and 1998 contains all adjustments (which consists of normal recurring accruals) necessary to present such information in accordance with generally accepted accounting principles.

                                                        For the One Month Ended
(Dollars in thousands, unaudited)                     July 31, 1999     July 31, 1998
                                                      -------------     -------------

Interest income.........................................  $19,275            $16,412

Interest expense........................................    8,912              8,029
                                                            -----              -----
   Net interest income..................................   10,363              8,383
Provision for loan losses...............................    1,404              1,316
                                                            -----              -----
   Net interest income after provision
      for loan losses...................................    8,959              7,067
Noninterest income......................................    2,272              2,070
Noninterest expense.....................................    7,879              6,051
Income tax expense......................................    1,071              1,159
                                                            -----              -----
   Net income............................................  $2,281             $1,927
                                                           ======             ======

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         Not applicable.

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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CAROLINA FIRST CORPORATION

Dated August 16, 1999
                                         By:    /s/ William S. Hummers  III
                                                -----------------------------
                                                William S. Hummers III
                                                Executive Vice President




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